Exhibit 99.1

Oplink Reports Third Quarter Fiscal Year 2014 Financial Results

Fremont, Calif., -- April 30, 2014 -- Oplink Communications, Inc. (Nasdaq: OPLK),  a leading provider of optical communication components, intelligent modules and subsystems, today reported its financial results for its third quarter of fiscal year 2014, ended March 30, 2014.

Revenue for the quarter was $48.1 million, down from $50.4 million in the prior quarter, and up from third quarter fiscal 2013 revenue of $44.1 million.  GAAP net loss was $0.5 million, or $(0.03) per diluted share, down from GAAP net income of $1.3 million, or $0.07 per diluted share, in the prior quarter and GAAP net income of $2.1 million, or $0.11 per diluted share, reported for the third quarter of fiscal 2013.

Non-GAAP net income for the third quarter was $0.3 million, or $0.01 per diluted share, compared to $2.4 million, or $0.12 per diluted share, reported in the prior quarter, and $3.4 million, or $0.18 per diluted share, reported for the third quarter of fiscal 2013.  A reconciliation of the non-GAAP financial measures to their GAAP equivalents is included in the financial tables accompanying this press release.

"Although we are currently seeing a bit of softness in our optical business," said Joe Liu, Chairman and CEO of Oplink, "we continue to have a healthy level of design-in activities with key customers, and we believe we are well positioned for future growth.  On the Oplink ConnectedTM side of our business, we continue to make excellent progress.  Our non-pairing, group parallel push platform-in-a-box will soon cover five domains: security, safety, care, video and home automation, and we expect these systems to be ready to ship in July.  Our existing solutions are currently available through distributors like Ingram Micro and D&H, at retail stores like Fry's Electronics and ClickAway, and on-line at Amazon.com, Microsoft.com, Smarthome.com and other sites.   We look forward to sharing more news on this business in the future."

Business Outlook for the Quarter Ending June 29, 2014
For the quarter ending June 29, 2014, the Company expects to report revenue of $48 to $52 million and GAAP net income of $0.00 to $0.06 per diluted share.  On a non-GAAP basis, excluding stock compensation, amortization of intangible assets and any other non-cash or non-recurring charges, the Company expects earnings per diluted share of $0.05 to $0.11.

Conference Call Information
Oplink will host a corresponding conference call and live webcast at 1:30 p.m. Pacific Time on April 30, 2014.  The conference call can be accessed by dialing 1-800-762-8779, or 1-480-629-9645 (outside the U.S. and Canada). A live webcast will be available on the Investors section of Oplink's corporate website at www.oplink.com and via replay beginning approximately two hours after the completion of the call until Oplink's announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 5:00 p.m. Pacific Time on April 30, 2014 until 11:59 p.m. Pacific Time on May 7, 2014, by dialing 1-800-406-7325 or 1-303-590-3030 (outside the U.S. and Canada) and entering pass code 4680703#.

Non-GAAP Financial Measures
In this earnings release and during the earnings conference call and webcast as described above, Oplink will discuss certain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. A reconciliation between non-GAAP and GAAP measures can be found in the accompanying tables.

Oplink believes that providing these non-GAAP measures to its investors provides investors the benefit of viewing Oplink's performance using the same financial metrics that the management team uses in making many key decisions and evaluating how Oplink's "core operating performance" and its results of operations may look in the future. Oplink defines "core operating performance" as its on-going performance in the ordinary course of its operations. Items that are non-recurring or do not involve cash expenditures, such as one-time tax benefits or charges, impairment charges, restructuring charges, amortization of intangible assets and non-cash compensation related to stock and options, are not included in Oplink's view of "core operating performance."

Cautionary Statement
This press release contains forward-looking statements, including without limitation the statements under the heading "Business Outlook for the Quarter Ending June 29, 2014."  These forward-looking statements involve risks and uncertainties that could cause Oplink's results to differ materially from those expressed or implied by such forward-looking statements, including the following risks and uncertainties: (1) possible reductions in customer orders or delays in shipments of products to customers; (2) potential delays in introduction of new Oplink products; (3) Oplink's reliance on a small number of customers for a substantial portion of its revenues; (4) Oplink's reliance on third parties to supply critical components and materials for its products; (5) intense competition in Oplink's target markets and potential pricing pressure that may arise from changing supply or demand conditions in the industry; (6) risks relating to the new Oplink Connected business, including the risk that the products and services, being new and unproven, may not achieve market acceptance, the risk that Oplink may not be successful in developing adequate sales channels for these products and services, and the risk of write-downs for slow-moving or obsolete inventory ; (7) increasing reliance on sales to datacom customers, which can fluctuate more than sales to our traditional telecom customers; (8) changes in our effective tax rate, which could reduce our net income; and (9) other risks detailed from time to time in Oplink's periodic reports filed with the Securities and Exchange Commission, including the Company's latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The foregoing information represents Oplink's outlook only as of the date of this press release, and Oplink undertakes no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

About Oplink
Oplink is a leading provider of optical communication components, intelligent modules and subsystems. We offer advanced solutions in DWDM and CWDM bandwidth creation, optical amplification, switching & routing, wavelength conditioning, monitoring & protection, connectivity and system-level integration, as well as a broad portfolio of optical transceivers for metro WDM, aggregation and access applications. We supply to global leading and emerging telecommunications, data communications and cable TV equipment makers. We are headquartered in Fremont, California and own multiple research and manufacturing facilities in Asia. To learn more about Oplink, visit our web site at www.oplink.com.

(TABLES TO FOLLOW)

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Investor Relations:
Shirley Yin
510-933-7233
ir@oplink.com

OPLINK COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
	March 30,	June 30,
	2014	2013
	(Unaudited)	(1)
ASSETS
Current assets:
Cash and cash equivalents	$54,472	$65,014
Short-term investments	97,134	105,829
Accounts receivable, net	37,215	40,735
Inventories	40,269	30,028
Prepaid expenses and other current assets	6,294	7,029
Deferred tax assets	804	809
Total current assets	236,188	249,444
Property, plant and equipment, net	54,048	47,687
Long-term investments	9,274	3,307
Goodwill and intangible assets, net	965	1,146
Deferred tax assets	7,555	7,083
Other assets	13,414	16,504
Total assets	$321,444	$325,171

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$12,385	$18,166
Accrued liabilities and other current liabilities	16,153	13,579
Total current liabilities	28,538	31,745
Non-current liabilities	11,528	10,225
Total liabilities	40,066	41,970
Stockholders' equity	281,378	283,201
Total liabilities and stockholders' equity	$321,444	$325,171

(1)	The June 30, 2013 condensed consolidated balance sheet has been derived from audited consolidated financial statements at that date.

OPLINK COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
	Three Months Ended			Nine Months Ended
	March 30,	December 29,	March 31,	March 30,	March 31,
	2014	2013	2013	2014	2013
	(Unaudited)			(Unaudited)

Revenues	$48,108	$50,433	$44,124	$153,323	$134,107
Cost of revenues	34,081	34,487	28,474	105,653	85,298
Gross profit	14,027	15,946	15,650	47,670	48,809
Operating expenses:
Research and development	7,332	6,813	6,281	20,935	17,542
Sales and marketing	4,107	4,011	3,590	11,891	10,150
General and administrative	2,015	2,203	2,174	6,284	6,437
Stock-based compensation expense	1,238	1,158	1,252	4,365	4,160
Amortization of intangible assets	10	24	91	74	273
Net (gain) loss on sale/disposal of assets	48	96	(258)	221	(270)
Total operating expenses	14,750	14,305	13,130	43,770	38,292
(Loss) income from operations	(723)	1,641	2,520	3,900	10,517
Interest and other income, net	819	20	201	871	879
Income before provision for income taxes	96	1,661	2,721	4,771	11,396
Provision for income taxes	620	378	670	1,790	2,526
Net (loss) income	$(524)	$1,283	$2,051	$2,981	$8,870

Net (loss) income per share:
Basic	$(0.03)	$0.07	$0.11	$0.16	$0.47
Diluted	$(0.03)	$0.07	$0.11	$0.15	$0.46

Shares used in per share calculation:
Basic	19,066	19,363	19,029	19,222	19,072
Diluted	19,066	19,534	19,252	19,468	19,370

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands, except per share amounts)
	Three Months Ended			Nine Months Ended
	March 30,	December 29,	March 31,	March 30,	March 31,
	2014	2013	2013	2014	2013
	(Unaudited)			(Unaudited)
Reconciliation of GAAP net income to non-GAAP net income:
Net (loss) income, GAAP	$(524)	$1,283	$2,051	$2,981	$8,870
Adjustments to measure non-GAAP:
Related to cost of revenues:
Stock-based compensation expense	79	66	81	253	253
Amortization of intangible assets	36	36	36	107	108
Total related to cost of revenues	115	102	117	360	361

Related to operating expenses:
Stock-based compensation expense	1,238	1,158	1,252	4,365	4,160
Amortization of intangible assets	10	24	91	74	273
Total related to operating expenses	1,248	1,182	1,343	4,439	4,433

Gain on sale of equity investments	(344)	-	-	(344)	-
Tax effects on non-GAAP adjustments	(225)	(154)	(130)	(731)	(759)

Non-GAAP net income	$270	$2,413	$3,381	$6,705	$12,905

Net income per share, non-GAAP:
Basic	$0.01	$0.12	$0.18	$0.35	$0.68
Diluted	$0.01	$0.12	$0.18	$0.34	$0.67

Shares used in per share calculation:
Basic	19,066	19,363	19,029	19,222	19,072
Diluted	19,273	19,534	19,252	19,468	19,370

Reconciliation of GAAP gross profit to non-GAAP gross profit:
GAAP gross profit	$14,027	$15,946	$15,650	$47,670	$48,809
Stock compensation expense included in cost of revenues	79	66	81	253	253
Amortization of intangible assets included in cost of revenues	36	36	36	107	108
Non-GAAP gross profit	$14,142	$16,048	$15,767	$48,030	$49,170

GAAP gross margin rate	29.2%	31.6%	35.5%	31.1%	36.4%
Non-GAAP gross margin rate	29.4%	31.8%	35.7%	31.3%	36.7%

OPLINK COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	Nine Months Ended
	March 30,	March 31,
	2014	2013
	(Unaudited)
Cash flows from operating activities:
Net income	$2,981	$8,870
Adjustments to reconcile net income to
net cash provided by operating activities:
Depreciation and amortization	6,442	5,436
Amortization of intangible assets	181	381
Stock-based compensation expense	4,618	4,413
Deferred income taxes	(512)	(221)
Net gain on sale/disposal of assets and equity investments	(127)	(343)
Other	661	425
Change in assets and liabilities	(6,297)	(1,800)
Net cash provided by operating activities	7,947	17,161

Cash flows from investing activities:
Net maturities (purchases) of investments	6,516	(19,912)
Net purchases of property, plant and equipment	(9,792)	(4,206)
Business acquisition	-	(1,090)
Net cash used in investing activities	(3,276)	(25,208)

Cash flows from financing activities:
Proceeds from issuance of common stock	1,850	2,240
Repurchase of common stock	(17,088)	(9,304)
Net cash used in financing activities	(15,238)	(7,064)

Effect of exchange rate changes on cash and cash equivalents	25	11
Net decrease in cash and cash equivalents	(10,542)	(15,100)
Cash and cash equivalents, beginning of period	65,014	81,233
Cash and cash equivalents, end of period	$54,472	$66,133